UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 20, 2007 (December 14, 2007)

ORE PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23317	06-1411336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West Watkins Mill Road, Gaithersburg, Maryland	20878
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (301) 987-1700

Gene Logic Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.135-4(c))

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Item 2.01                      Completion of Acquisition or Disposition of Assets

On December 14, 2007, the Company closed the previously announced sale of substantially all of the Genomics Assets, except for the assets of the Company’s molecular diagnostics business, to Ocimum pursuant to the Asset Purchase Agreement.  The Company received $7 million in cash at the closing and a $3 million promissory note from Ocimum and Ocimum India due eighteen (18) months following the date of closing.  The foregoing description of the Asset Purchase Agreement is not purported to be complete and is qualified in its entirety by reference to the complete terms of the Asset Purchase Agreement.  The Asset Purchase Agreement was previously filed as Exhibit 10.99 to Form 8-K filed by the Company on October 18, 2007 and Letter Agreement No. 1 and Letter Agreement No. 2, each amending the Asset Purchase Agreement as filed on October 18, 2007, were previously filed as Exhibits 10.99(a) and 10.99(b), respectively, to Form 8-K filed by the Company on December 18, 2007 and are incorporated herein by reference.

A copy of the Company’s December 14, 2007 press release announcing the sale of the Genomics Assets is attached hereto as Exhibit 99.1.

Item 5.04                      Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Board of Directors of Gene Logic Inc. (the “Company”) amended Article VII of the Company's By-laws (the “By-laws”), effective as of December 20, 2007, to allow for the issuance of uncertificated shares. By being able to issue uncertificated shares, the Company may now participate in the Direct Registration System, which is currently administered by The Depository Trust Company. The Direct Registration System allows investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates. The amendment to the By-laws also provides that each registered stockholder shall be entitled to a stock certificate upon written request to the transfer agent or registrar of the Company.

The full text of the By-laws, as amended, is filed as Exhibit 3.2 to this Current Report, and amended Article VII thereof is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(b)           Pro Forma Financial Information.

An unaudited pro forma consolidated condensed balance sheet as of September 30, 2007 and unaudited pro forma consolidated condensed statements of operations for the nine months ended September 30, 2007 and for the three years ended December 31, 2006, including notes thereto, are attached hereto as Exhibit 99.2.

(d) Exhibits.

Exhibit Number	Description

3.2	By-laws of Gene Logic Inc., as amended
99.1	Gene Logic Inc. Press Release, dated December 14, 2007.
99.2
Unaudited pro forma consolidated condensed balance sheet as of September 30, 2007 and unaudited pro forma consolidated condensed statements of operations for the nine months ended September 30, 2007 and for the three years ended December 31, 2006, including notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORE PHARMACEUTICALS INC.

Date: December 20, 2007	By:	/s/ Philip L. Rohrer Jr.
Philip L. Rohrer Jr. Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.2	By-laws of Gene Logic Inc., as amended
99.1	Gene Logic Inc. Press Release, dated December 14, 2007.
99.2
Unaudited pro forma consolidated condensed balance sheet as of September 30, 2007 and unaudited pro forma consolidated condensed statements of operations for the nine months ended September 30, 2007 and for the three years ended December 31, 2006, including notes thereto.